Exhibit 10(b)(iii)

SECOND AMENDMENT
TO
TI SUPPLEMENTAL PENSION PLAN

TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation with its principal offices in Dallas, Texas (hereinafter referred to as “TI” or the “Company”) hereby adopts this Second Amendment to the TI Supplemental Pension Plan, which was amended and restated in the entirety effective as of January 1, 1998. Thereafter the Plan was amended by a First Amendment, effective as of January 1, 1998.

1. A new Section 1-3A is hereby added, to follow Section 1-3 and to precede Section 1-4 under Article I of the TI Supplemental Pension Plan, and to read as follows:

“Sec. 1-3A Change of Control. “Change of Control” means an event which shall be deemed to have occurred when:

(i)
any Person, alone or together with its Affiliates and Associates or otherwise, shall become an Acquiring Person (otherwise than pursuant to a transaction or agreement approved by the Board of Directors prior to the time the Acquiring Person became such); or

(ii)
a majority of the Board of Directors of the Company shall change within any 24-month period, unless the election or the nomination for election by the Company's stockholders of each new director has been approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the Period. For the purposes hereof, the terms “Persons”, “Affiliates”, “Associates”, “Acquiring Person” and “Period” shall have the meanings given to such terms in the Rights Agreement dated as of June 17, 1988, between the Company and Harris Trust and Savings Bank, successor in interest to First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company), as in effect on the date hereof, provided, however, that if the percentage employed in the definition of Acquiring Person is reduced hereafter from 20% in such Rights Agreement or any successor Rights Agreement, then such reduction shall also be applicable for the purposes hereof.”

2. The first sentence of Section 3-2 is hereby amended and restated in the entirety to read as follows:

“Except as provided below in the case of a Change of Control and subject to Section 3-3 the benefit determined pursuant to Section 3-1 shall be paid to the person entitled thereto as though it were a part of the benefit being paid to such person under the TI Employees Pension Plan, so that it is payable at the same time, and in the same form, and subject to the same limits and restrictions (other than the limitations referenced in subparagraphs (a), (b) and (c) of Section 3-1) as such person's benefits are subject to under the TI Employees Pension Plan.”

3. Section 3-2 is hereby amended by the addition of the following, at the end of Section 3-2:

“In the event of a Change of Control, the present value of each Participant's benefits accrued under this Plan as of the date of the Change of Control shall be distributed in a lump sum, not later than the month following the month in which such Change of Control occurred. The Plan shall thereafter continue to be administered following the Change of Control, in accordance with its terms as though the Change of Control had not occurred (provided that the benefits accrued subsequent to the Change of Control shall be adjusted to reflect the cash-out of previously accrued benefits). In computing the present value of such accrued benefits, the Administrator shall utilize the actuarial assumptions utilized under the TI

Employees Pension Plan prior to the Change of Control, in consultation with the firm of consulting actuaries engaged to perform annual actuarial valuations under the TI Employees Pension Plan prior to the date of the Change of Control.”

4. The first sentence of Section 3-3 is hereby amended and restated in the entirety to read as follows:

“Except as provided in Section 3-2 in the case of a Change of Control, no benefits accrued under this Plan may be withdrawn by, or distributed to, a Participant while the Participant remains employed by the

Company or an Affiliate.”

5. Except as amended hereby, the TI Supplemental Pension Plan, as previously amended, shall continue in full force and effect. This Second Amendment to the TI Supplemental Pension Plan shall be effective July 1, 2001.

IN WITNESS WHEREOF, Texas Instruments Incorporated has caused this instrument to be executed by its duly authorized officer on this 21st day of June, 2002.

Texas Instruments Incorporated

By:	/s/ STEPHEN H. LEVEN
Stephen H. Leven

Its:	Senior Vice President-Human Resources